UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): September 17, 2018

Calyxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Mount Ridge Road

Roseville, MN 55113-1127

(Address and zip code of principal executive offices)

(651) 683-2807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2018, Calyxt, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed James Blome as Chief Executive Officer, effective October 1, 2018. Mr. Blome will replace Yves Ribeill, Ph.D., who was serving as interim Chief Executive Officer and who will remain on the Board.

Mr. Blome, 55, grew up on a family corn and soybean farm in Hubbard, Iowa and is a graduate of Iowa State University. Prior to joining the Company, Mr. Blome served as the President and CEO for Bayer CropScience, LP (North America) since June 2011. Prior to his position at Bayer CropScience LP, he held executive positions at Valent (Sumitomo Chemical) and Agriliance LLC. Mr. Blome also serves as the Chairman of CropLife America, the Chairman of US Farming and Ranching Foundation, and the Independent, Non-Executive Chairman of Concentric Ag Technologies, Inc. Mr. Blome is the 2013 recipient of the Henry A. Wallace Award from Iowa State University for outstanding leadership and service to agriculture.

In connection with his appointment as Chief Executive Officer, Mr. Blome entered into an employment agreement with the Company, dated as of September 17, 2018 (the “Employment Agreement”). Pursuant to the Employment Agreement, the term of Mr. Blome’s employment will begin on October 1, 2018 and will end upon the termination of Mr. Blome’s employment due to his death, permanent disability or resignation or a termination by the Company with or without Cause (as such term is defined in the Employment Agreement). Mr. Blome will be entitled to receive the following compensation and benefits in connection with his service as Chief Executive Officer of the Company:

•	an annual base salary of $635,000;

•

a one-time sign-on bonus of $1,000,000, payable in installments, which is subject to repayment to the Company upon certain terminations of employment that occur on or prior to the one-year anniversary of Mr. Blome’s start date;

•

eligibility to receive an annual cash performance bonus with a target value of 75% of his base salary (prorated for the number of days of his employment during 2018), based on his achievement of individual and/or Company performance goals as determined by the Compensation Committee of the Board;

•

a one-time lump sum payment of $10,000 in connection with the movement of household goods to Roseville, Minnesota, reimbursement of relocation expenses up to $125,000 incurred in his relocation to Roseville, Minnesota, which are subject to repayment to the Company in certain circumstances, and a payment not to exceed $20,000 in the event any of the relocation expenses subject to reimbursement are not tax deductible; and

•

participation in the benefit plans and programs of the Company in which substantially all of the Company’s employees participate, as may be in effect from time to time, accrual of 20 days of vacation per year, and reimbursement for reasonable and necessary business expenses.

In addition, on September 17, 2018, Mr. Blome received two restricted stock unit grants in his capacity as a consultant to the Company pursuant to the terms of the Company’s equity incentive plan and award agreements thereunder: (i) a grant of 100,000 restricted stock units and (ii) a grant of 80,000 restricted stock units (collectively, the “RSUs”). One-quarter of the RSUs will vest on October 1, 2018, an additional 15% of the RSUs will vest on October 1, 2019, and the remaining RSUs will vest in increments of 5% on the last day of each calendar quarter beginning after October 1, 2019. Also, within 30 days of the effective date of his employment, the Company will grant Mr. Blome 200,000 stock options pursuant to the Company’s equity incentive plan and a stock option award agreement (the “Initial Option Award”). The terms and conditions of the Initial Option Award, including its vesting terms and exercise price, will be determined in accordance with the Company’s equity incentive plan. Furthermore, Mr. Blome’s employment agreement provides that, for each calendar year during which Mr. Blome is employed by the Company, he will be eligible to receive an annual performance award comprised of 50,000 restricted stock units and 125,000 stock options. The annual equity awards will be subject to the achievement of performance metrics, the annual restricted stock unit awards will vest in accordance with the RSU vesting schedule described above and the annual stock option awards will vest in accordance with the schedule that will apply to the Initial Option Award.

The Employment Agreement also provides for severance benefits in the event that Mr. Blome’s employment is terminated by the Company without Cause or in the event of a termination without Cause or a termination for Good Reason (as defined in the Employment Agreement) that occurs within 36 months following a Change in Control (as defined in the Employment Agreement), in each case subject to Mr. Blome’s timely execution and non-revocation of a release of claims against the Company. In the event of a termination without Cause that occurs prior to a Change in Control, Mr. Blome will be entitled to receive a pro-rata portion of his annual performance bonus and the sum of 18 months’ base salary (24 months, if the termination occurs after the first year of employment) and his maximum annual performance bonus target amount, payable in accordance with the Company’s normal payroll practices. In the event of a termination without Cause or a termination for Good Reason that occurs following a Change in Control, Mr. Blome will be entitled to receive 24 months’ base salary, at the amount applicable as of the date of the Change in Control, payable in the normal course of the Company’s payroll practice, and two times his maximum annual performance bonus, payable within 10 days of the Change in Control.

The Employment Agreement also includes customary non-solicitation, non-compete, intellectual property and confidentiality provisions.

There are no other arrangements or understandings between Mr. Blome and any other persons pursuant to which Mr. Blome was named Chief Executive Officer of the Company. Mr. Blome does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Other than with respect to the equity awards described in this Current Report, Mr. Blome does not beneficially own any shares of the Company’s common stock. Mr. Blome does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

d. Exhibits

Exhibit Number	Description

10.1	Employment Agreement between Calyxt, Inc. and Mr. James Blome, dated September 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Calyxt, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2018

CALYXT, INC.

By:	/s/ James Blome
Name:	James Blome
Title:	Chief Executive Officer